UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 31, 2025

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2485 Augustine Drive

Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On March 31, 2025 (the “Closing Date”), Advanced Micro Devices, Inc., a Delaware corporation (“AMD”), completed the previously announced acquisition of ZT Group Int’l, Inc., a New Jersey corporation (“ZT”), pursuant to the Stock Purchase Agreement (the “Purchase Agreement”), by and among AMD, ZT, the selling stockholders identified therein from time to time (the “Sellers”) and Frank Zhang, as the representative of the Sellers. On the Closing Date, pursuant to the Purchase Agreement, AMD purchased all of the shares of common stock of ZT held by the Sellers (the “Share Purchase”).

The following events took place in connection with the completion of the Share Purchase.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K (this “Report”) is incorporated by reference into this item 2.01.

On the Closing Date, pursuant to the terms of the Purchase Agreement, AMD (a) issued to the Sellers and the Company Warrant Holders (as defined in the Purchase Agreement) 8,335,849 shares of AMD common stock (“AMD Stock”), and (b) paid, or will cause to be paid, to the Sellers, the Company Warrant Holders and the holders of Company RSUs (as defined in the Purchase Agreement) $3.375 billion in cash, subject to certain purchase price adjustments (collectively, the “Closing Consideration”). In addition, pursuant to the terms of the Purchase Agreement, the Sellers and the Company Warrant Holders are eligible to receive additional consideration consisting of up to (a) 740,961 shares of AMD Stock and (b) $300 million of cash, in each case, to the extent certain conditions are met following the closing of the Share Purchase (collectively, the “Contingent Consideration”).

The foregoing description of the Share Purchase and the Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Report filed by AMD on August 19, 2024 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introductory Note and Item 2.01 of this Report is incorporated by reference into this Item 2.03.

ZT Credit Agreement

ZT is party to a credit agreement, dated as of March 31, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ZT Credit Agreement”), with Wells Fargo Capital Finance, LLC as administrative agent and collateral agent, and other lender parties thereto. The ZT Credit Agreement provides for an asset-based revolving credit facility in an amount up to $641,666,666.67 that matures December 31, 2026. As of March 31, 2025, there are no borrowings outstanding under the ZT Credit Agreement. The facility is available to be used for all lawful and permitted purposes. The obligations under the ZT Credit Agreement are secured by substantially all of the assets of ZT pursuant to a collateral agreement entered into with the collateral agent, subject to certain customary exceptions including intellectual property.

Amounts outstanding under the ZT Credit Agreement accrue interest at a rate equal to, at ZT’s election, Term SOFR plus a margin of 1.50% to 2.00%, or the alternate base rate plus a margin of 0.50% to 1.00%, in each case, depending on ZT’s average excess availability.

The covenants of the ZT Credit Agreement include customary negative covenants that, among other things, restrict the ZT’s ability to incur additional indebtedness, grant liens and make certain acquisitions, investments, asset dispositions and restricted payments.

The ZT Credit Agreement includes customary events of default, and customary rights and remedies upon the occurrence of any event of default thereunder, including rights to accelerate the loans, terminate the commitments thereunder and realize upon the collateral securing the obligations under the ZT Credit Agreement.

The ZT Credit Agreement remains in place following consummation of the Share Purchase and AMD is providing an unsecured parent guarantee of ZT’s obligations thereunder.

The foregoing description is qualified in its entirety by reference to the ZT Credit Agreement, a copy of which is attached hereto as Exhibit 10.1.

Receivables Purchase Agreement

ZT is party to a master receivables purchase agreement, dated as of April 19, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), with PNC Bank, National Association (successor to BBVA USA f/k/a Compass Bank) (“PNC”), as the purchaser. The Receivables Purchase Agreement provides for an uncommitted receivables purchase facility with a facility limit of $850,000,000. As of March 31, 2025, there are no outstanding Purchased Receivables under the Receivables Purchase Agreement. Pursuant to the Receivables Purchase Agreement, ZT is obligated during the term of the Receivables Purchase Agreement to offer to PNC the first right to purchase accounts receivables of “Eligible Obligors” as defined in the Receivables Purchase Agreement. PNC has the right in its sole discretion to purchase such accounts receivable for the Purchase Price. Either ZT or PNC has the right to terminate the receivables purchase facility provided under the Receivables Purchase Agreement with 30 days’ notice, such that ZT would no longer be obligated to offer accounts receivables for sale to PNC and PNC would not purchase any additional accounts receivables. The provisions of the Receivables Purchase Agreement would continue to apply with respect to accounts receivables sold prior to the termination date.

The “Purchase Price” is equal to (a) the Invoice Amount, multiplied by (b) the Funding Percentage (which is 100% for the current Eligible Obligor), minus (c) the Discount Amount, where:

“Discount Amount” means the product of (a) the Invoice Amount, (b) the Funding Percentage, (c) the Discount Rate and (d) the Tenor divided by 360.

“Discount Rate” is a rate equal to the sum of Term SOFR and an applicable margin set forth for the related Eligible Obligor;

“Invoice Amount” means the face amount of the related invoice (net of taxes payable and credits or discounts provided by ZT to the related Eligible Obligor); and

“Tenor” of any account receivable is the greater of (x) number of days from and including the purchase date of such account receivable to but excluding the maturity date of such account receivable or (y) 15 days. If an account receivable is paid early or late, the price will be adjusted monthly by either a rebate from PNC or an additional payment to PNC, as applicable.

The covenants of ZT under the Receivables Purchase Agreement include the obligation to repurchase any accounts receivable which did not satisfy certain eligibility requirements when sold to PNC under the Receivables Purchase Agreement.

The Receivables Purchase Agreement remains in place after the consummation of the Share Purchase.

The foregoing description is qualified in its entirety by reference to the Receivables Purchase Agreement, a copy of which is attached hereto as Exhibit 10.2.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in the Introductory Note and Item 2.01 of this Report is incorporated by reference into this Item 3.02.

The shares of AMD Stock issued by AMD as Closing Consideration and the shares of AMD Stock to be issued by AMD as Contingent Consideration, if any, were issued (or will be issued) in reliance upon the exemptions from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D promulgated under the Securities Act, and/or Regulation S promulgated under the Securities Act.

Item 7.01 Regulation FD Disclosure.

On March 31, 2025, AMD issued a press release announcing the closing of the Share Purchase. A copy of the press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act, if such subsequent filing specifically references such information.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

As permitted by Item 9.01(a)(3) of Form 8-K, any financial statements required by this Item will be filed by amendment to this Report within 71 days following the date on which this Report is required to be filed.

(b) Pro forma financial information.

As permitted by Item 9.01(a)(3) of Form 8-K, any pro forma financial statements required by this Item will be filed by amendment to this Report within 71 days following the date on which this Report is required to be filed.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Stock Purchase Agreement dated as of August 17, 2024, by and among Advanced Micro Devices, Inc., ZT Group Int’l, Inc., the Sellers listed therein and Frank Zhang, as the representative of the Sellers (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by AMD with the Securities and Exchange Commission on August 19, 2024).

10.1*#	Credit Agreement, dated as of March 31, 2021, among ZT Group Int’l, Inc., as borrower, Wells Fargo Capital Finance, LLC as administrative agent and collateral agent, and the other lender parties thereto, as amended by (a) First Amendment to Third Amended and Restated Credit Agreement, dated September 16, 2021, (b) Second Amendment to Third Amended and Restated Credit Agreement, dated January 20, 2023, (c) Third Amendment to Third Amended and Restated Credit Agreement, dated October 26, 2023, (d) Fourth Amendment to Third Amended and Restated Credit Agreement, dated April 25, 2024 and (e) Fifth Amendment to Third Amended and Restated Credit Agreement, dated March 31, 2025.

10.2*	Master Receivables Purchase Agreement, dated as of April 19, 2022, by and between ZT Group Int’l, Inc., as the seller, and PNC Bank, National Association (successor to BBVA USA f/k/a Compass Bank), as the purchaser (as amended by (a) First Amendment to Master Receivables Purchase Agreement, dated as of July 20, 2017, (b) Second Amendment to Master Receivables Purchase Agreement, dated as of October 19, 2017, (c) Third Amendment to Master Receivables Purchase Agreement, dated as of February 28, 2020, (d) Fourth Amendment to Master Receivables Purchase Agreement, dated as of November 6, 2020, (e) Fifth Amendment to Master Receivables Purchase Agreement, dated as of November 24, 2020, (f) Assignment and Agreements Regarding Master Receivables Purchase Agreement dated as of September 16, 2021 among BBVA USA f/k/a Compass Bank, as the “Assignor” thereunder, PNC Bank, National Association, as the “Assignee” thereunder, and ZT Group Int’l, Inc., as the “Seller” thereunder, (g) Sixth Amendment to Master Receivables Purchase Agreement, dated as of April 19, 2022, (h) Seventh Amendment to Master Receivables Purchase Agreement, dated, as of September 13, 2022, (i) Eighth Amendment to Master Receivables Purchase Agreement, dated as of April 6, 2023, (j) Ninth Amendment to Master Receivables Purchase Agreement, dated as of May 8, 2023, (k) Tenth Amendment to Master Receivables Purchase Agreement, dated as of June 6, 2023, (l) Eleventh Amendment to Master Receivables Purchase Agreement, dated as of August 13, 2023, and (m) Twelfth Amendment to Master Receivables Purchase Agreement, dated as of March 29, 2024).

99.1	Press Release, dated March 31, 2025.

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. AMD hereby undertakes to furnish supplemental copies of any of the omitted annexes, schedules and exhibits upon request by the Securities and Exchange Commission.

#	Certain confidential information contained in this exhibit has been omitted because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2025	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Jean Hu
	Name:	Jean Hu
	Title:	Executive Vice President, Chief Financial Officer & Treasurer